Exhibit 99(a)(1)

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF "2ND VOTE FUNDS", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF APRIL, A.D. 2020, AT 5:03 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7935796 8100
SR# 20202816093

Authentication: 202770306
Date: 04-15-20

CERTIFICATE OF TRUST

OF

2ND VOTE FUNDS

This Certificate of Trust of 2nd Vote Funds (the "Trust"), dated as of April 14, 2020, is being duly executed and filed by the undersigned, as sole trustee, to form a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the "Act").

1. Name. The name of the statutory trust is 2nd Vote Funds.

2. Registered Agent. The business address of the registered office of the Trust in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County. The name of the Trust's registered agent at such address is The Corporation Trust Company.

3. Registered Investment Company. The Trust is, or will become prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended.

4. Notice of Limitation of Liabilities of Series. Notice is hereby given that, pursuant to Section 3804 of the Act, the Trust has or may establish one or more designated series and that the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally or any other series thereof, and, unless otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

5. Effective Date. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has duly executed this Certificate of Trust in accordance with the Act.

[signature]

Daniel Grant
as Trustee and not individually

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:03 PM 04/14/2020
FILED 05:03 PM 04/14/2020
SR 20202816093 - File Number 7935796